UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

In the press release dated November 29, 2016, ARIAD Pharmaceuticals, Inc. (“ARIAD” or the “Company”) announced that the U.S. Food and Drug Administration (FDA) has granted Iclusig® (ponatinib) full approval for the treatment of adult patients with chronic phase, accelerated phase, or blast phase chronic myeloid leukemia (CML) or Philadelphia chromosome-positive acute lymphoblastic leukemia (Ph+ ALL) for whom no other tyrosine kinase inhibitor (TKI) therapy is indicated; and for the treatment of adult patients with T315I-positive CML (chronic phase, accelerated phase, or blast phase) or T315I positive Ph+ ALL. Iclusig was initially approved in December 2012 under the FDA’s accelerated approval program, which provides patients earlier access to promising new drugs that treat serious conditions based on a surrogate endpoint while the company conducts additional studies to confirm the drug’s clinical benefit. The therapy was granted the FDA’s orphan drug designation because it is intended to treat a rare disease or condition. This full approval and label update is based on 48-month follow-up data (as of August 2015) from the pivotal Phase 2 PACE clinical trial of Iclusig in heavily pretreated patients with resistant or intolerant CML or Ph+ ALL.

A copy of the press release is being filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description
99.1	Press release dated November 29, 2016

The press release may contain hypertext links to information on our websites.  The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Executive Vice President, Chief Financial Officer

Date:	November 30, 2016

Exhibit List.

Exhibit	Description

99.1	Press release dated November 29, 2016